                                                      Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         SULLIVAN DENTAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

             WISCONSIN                             36-3070444
      (State of Incorporation)          (IRS Employer Identification No.)

             10920 WEST LINCOLN AVENUE, WEST ALLIS, WISCONSIN 53227
               (Address of principal executive offices)(Zip Code)

       SULLIVAN DENTAL PRODUCTS, INC. 1995 LONG TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               TIMOTHY J. SULLIVAN
                         SULLIVAN DENTAL PRODUCTS, INC.
                            10920 WEST LINCOLN AVENUE
                           WEST ALLIS, WISCONSIN 53227
                     (Name and address of agent for service)
                                 (414) 321-8881
          (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED                 PROPOSED
                                                    MAXIMUM                  MAXIMUM
                                  AMOUNT            OFFERING                 AGGREGATE           AMOUNT OF
    TITLE OF SECURITIES           TO BE              PRICE                   OFFERING           REGISTRATION
     TO BE REGISTERED          REGISTERED (1)      PER SHARE (2)             PRICE (2)              FEE

 Common Stock, par value          750,000             $17.625              $13,218,750.00         $4,006.00
 $.01 per share

(1)This Registration Statement also includes an undeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution adjustment provisions of the Plan.

(2)Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the amount of the Registration Fee, the proposed maximum offering price is based on the average of the high and low prices paid for a share of Sullivan Dental Products, Inc. Common Stock on July 21, 1997, as reported on the NASDAQ National Market System.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration
Statement:

     (a) The latest annual report of Sullivan Dental Products, Inc. (the "Registrant") on Form 10-K.

     (b)  The latest quarterly report of the Registrant on Form 10-Q.

     (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A filed March 5, 1990 including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares remaining then unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any document filed after the date of this Registration Statement which is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Registrant by Wolfe, Wolfe & Ryd, Twenty North Wacker Drive, Suite 3550, Chicago, Illinois 60606, counsel to the Registrant. Howard O. Wolfe and Kerry B. Wolfe, of Wolfe, Wolfe & Ryd, are directors of the Registrant. Stephen E. Ryd of Wolfe, Wolfe & Ryd is an Assistant Secretary of the Registrant. The Registrant paid $265,000.00 in fees (including directors' fees) to Wolfe, Wolfe & Ryd during 1996, which exceeded 5% of the law firm's gross revenues for 1996. Howard O. Wolfe beneficially owns 55,250 shares of Common Stock, Kerry B. Wolfe beneficially owns 38,250 shares of the Registrant's Common Stock and Stephen E. Ryd beneficially owns 22,950 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

     Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law ("WBCL") contain provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities. Wisconsin corporations may extend the scope of indemnification beyond that provided by statute by including such provisions in their articles of incorporation or by-laws, by written agreement or by resolution of the Board of Directors or shareholders. Wisconsin law also allows companies to require or permit: (i) indemnification; (ii) allowance of expenses; and (iii) insurance for any liability incurred in connection with a proceeding involving federal or state securities laws, subject to the restrictions on indemnification described below. Section 7.1 of the Registrant's by-laws and Article Tenth of the Registrant's Articles of Incorporation require indemnification of the Registrant's directors and officers to the fullest extent permitted by Wisconsin law.

     The Registrant has entered into Indemnity Agreements with each of its directors and executive officers by which the Registrant has agreed to indemnify such individuals in a manner generally consistent with that permitted under
Section 180.0850 to 180.0859 of WBCL, with the following exception: the form of indemnity agreement permits, in certain circumstances where court approval has been obtained, indemnification of amounts paid by the directors in settlement of a derivative suit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons by the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.


ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

     Article Eleventh of the Registrant's Articles of Incorporation provides for the elimination, to the fullest extent permitted by WBCL, of liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision is included in the Articles of Incorporation pursuant to authority granted in Section
180.0828 of WBCL, which permits a Wisconsin corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director where such liability is based on the following: (i) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
---------      ------------

 4.1           Articles of Incorporation of Registrant.*

 4.2           Specimen Common Stock Certificate.*

 5             Legal opinion and consent of Wolfe, Wolfe & Ryd

23.1           Consent of Deloitte & Touche LLP (included on page II-6)

23.2 Consent of Wolfe, Wolfe & Ryd (included in opinion referred to in Exhibit 5)

24             Power of Attorney (included on page II-5)


ITEM 9. UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in

______________________

     * Incorporated by reference to Registrant's Registration Statement on Form S-3, Registration No. 33-67294, filed with the Securities and Exchange Commission on August 12, 1993, wherein the document has the same exhibit number as shown above.

          periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   Reference is made to the third paragraph of Item 6 hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, State of Wisconsin, on July 24, 1997.

                                   SULLIVAN DENTAL PRODUCTS, INC.


                                   By:  /s/  Timothy J. Sullivan
                                        --------------------------------------
                                        Timothy J. Sullivan
                                   President and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Sullivan and Timothy J. Sullivan, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                                  DATE
     ---------                -----                                 -------

/s/ Robert E. Doering    Chief Executive Officer and Director    July 24, 1997
-----------------------  (Principal Executive Officer)
Robert E. Doering

/s/  Timothy J. Sullivan President, Chief Financial Officer      July 24, 1997
-----------------------  Secretary, Treasurer and Director
Timothy J. Sullivan      (Principal Financial Officer)

/s/  Robert J. Sullivan  Chairman of the Board and Director      July 24, 1997
-----------------------
Robert J. Sullivan

/s/  Kevin J. Ackeret    Executive Vice President                July 24, 1997
-----------------------  and Director
Kevin J. Ackeret

/s/  Wayne G. Holt       Director                                July 24, 1997
-----------------------
Wayne G. Holt

/s/  Howard O. Wolfe     Director                                July 24, 1997
-----------------------
Howard O. Wolfe

/s/  Kerry B. Wolfe      Director                                July 24, 1997
-----------------------
Kerry B. Wolfe

                          INDEPENDENT AUDITORS' CONSENT



Sullivan Dental Products, Inc.
West Allis, Wisconsin


     We consent to the incorporation by reference in this Registration Statement of Sullivan Dental Products, Inc. on Form S-8 of our reports dated February 18, 1997 appearing in the Annual Report on Form 10-K of Sullivan Dental Products, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE, LLP
Milwaukee, Wisconsin


July 24, 1997

                                INDEX TO EXHIBITS

     The Exhibits filed as part of this Registration Statement and not included in Part II of this Registration Statement are listed below:

                                                                 SEQUENTIALLY
EXHIBIT NO.         DESCRIPTION                                  NUMBERED PAGE
-----------         -----------                                  -------------

5              Legal opinion and consent of
               Wolfe, Wolfe & Ryd                                       9


23.2           Consent of Wolfe, Wolfe & Ryd (included
               in opinion referred to in Exhibit 5)